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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 13, 2004

                               H.B. Fuller Company
             (Exact name of registrant as specified in its charter)

Minnesota                             001-09225              41-0268370
(State of Incorporation)       (Commission file number)      (I.R.S. Employer
                                                             Identification No.)

1200 Willow Lake Boulevard
P.O. Box 64683
St. Paul, Minnesota                                          55164-0683
(Address of principal executive offices)                     (Zip Code)

                                 (651) 236-5900
              (Registrant's telephone number, including area code)

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

Exhibit 99 Press Release dated January 13, 2004 reporting registrant's financial results for the fourth quarter and fiscal year ended November 29, 2003.

Item 9. Regulation FD Disclosure (Information furnished in this Item is also furnished under Item 12.)

On January 13, 2004, H.B. Fuller Company announced its sales and earnings for the fourth quarter and fiscal year ended November 29, 2003. A copy of the press release that discusses this matter is filed as Exhibit 99 to, and incorporated by reference in, this report.

In addition to disclosing results in accordance with U.S. generally accepted accounting principles (GAAP), the registrant also discloses non-GAAP results that exclude special items principally related to the registrant's restructuring initiative. The registrant believes that such a presentation provides a useful analysis of the ongoing operating trends for the periods presented.

To the extent that the information contained in this report is also intended to be furnished under Item 12. "Results of Operations and Financial Condition," it is being furnished under Item 9. "Regulation FD Disclosure" pursuant to interim guidance issued by the Securities and Exchange Commission in Release Nos. 33-8216 and 34-47583. As such, the information hereunder shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   H.B. FULLER COMPANY
                                                   Date: January 13, 2004

                                                   By: /s/ Patricia L. Jones

                                                   Patricia L. Jones
                                                   Senior Vice President,
                                                   Chief Administrative Officer,
                                                   General Counsel and
                                                   Secretary